Ex. 10.1

EXECUTION VERSION

AMENDMENT NO. 1 TO TERM LOAN AGREEMENT
This AMENDMENT NO. 1 TO TERM LOAN AGREEMENT (this “Amendment”), dated as of May 5, 2016 is made by and between TYSON FOODS, INC., a Delaware corporation (the “Borrower”) and BANK OF AMERICA, N.A. (the “Lender”). Capitalized terms used but not otherwise defined herein have the respective meanings ascribed to them in the Loan Agreement as defined below.
W I T N E S S E T H:
WHEREAS, the Borrower and the Lender have entered into that certain Term Loan Agreement dated as of April 7, 2015 (as hereby amended and as from time to time hereafter further amended, modified, supplemented, restated, or amended and restated, the “Loan Agreement”), pursuant to which the Lender has made available to the Borrower a term loan;

WHEREAS, the Borrower has advised the Lender that it desires to amend certain provisions of the Loan Agreement, and the Lender is willing to effect such amendments on the terms and conditions contained in this Amendment;

NOW, THEREFORE, in consideration of the premises and further valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Amendments to Loan Agreement. Subject to the terms and conditions set forth herein, the Loan Agreement is hereby amended as follows:

(a)
In the event that the Credit Agreement dated as of September 25, 2014, among the Borrower, the subsidiary borrowers party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (“the JPM Credit Agreement”), is amended, restated, supplemented or otherwise modified to add a Eurocurrency Rate (as such term is defined in the JPM Credit Agreement) floor of zero, Section 1.01 of the Loan Agreement is hereby simultaneously amended by adding the following at the end of the definition of “Eurocurrency Rate”:

“In the event that the Eurocurrency Rate is less than zero, the Eurocurrency     Rate shall be deemed to be zero.”

(b)	Section 1.01 of the Loan Agreement is hereby amended by amending the definition of “Maturity Date” in its entirety as follows:
““Maturity Date” means, as applicable, the earlier of (i) April 7, 2019 and (ii) the date of acceleration of the Loans pursuant to Article VII hereof.”

2.
Conditions Precedent. The effectiveness of this Amendment and the amendments to the Loan Agreement herein provided are subject to the satisfaction of the following conditions precedent (the first date on which such conditions have been satisfied, the “Amendment Effective Date”):

(a)	the Lender shall have received each of the following documents or instruments in form and substance reasonably acceptable to the Lender:

(i)	one or more counterparts of this Amendment, duly executed by the Borrower and the Lender;

Ex. 10.1

(ii)
a certificate of the Borrower, dated the Amendment Effective Date and executed by its Secretary or Assistant Secretary, which shall (A) certify the resolutions of its board of directors or other body authorizing the execution, delivery and performance of this Amendment, (B) identify by name and title and bear the signatures of the officers of the Borrower authorized to sign this Amendment, (C) contain appropriate attachments, including the certificate or articles of incorporation or organization of the Borrower certified by the relevant authority of the jurisdiction of organization of the Borrower and a true and correct copy of its by-laws, or certify that the organizational or governing documents of the Borrower have not changed since April 7, 2015 (the date of the last delivery of such documents to the Lender), and (D) attach a long form good standing certificate for the Borrower from its jurisdiction of organization;

(iii)
a favorable legal opinion (addressed to the Lender) of R. Read Hudson, Vice President, Associate General Counsel and Secretary of the Borrower, covering such customary matters relating to the Borrower and this Amendment, as the Lender shall reasonably request and in form reasonably acceptable to the Lender; and

(iv)	such other documents, instruments, opinions, certifications, undertakings, further assurances and other matters as the Lender shall reasonably require; and

(b)
the Lender shall have received all fees required to be paid and due on the Amendment Effective Date and all expenses for which invoices have been presented at least two Business Days prior the Amendment Effective Date (including the fees and reasonable out-of-pocket expenses of McGuireWoods LLP, counsel to the Lender), on or prior to the Amendment Effective Date; provided that the foregoing does not preclude the presentation of an invoice after the Amendment Effective Date that covers the balance of fees, charges and disbursements of counsel to the Lender.

3.	Representations and Warranties. In order to induce the Lender to enter into this Amendment, the Borrower represents and warrants to the Lender as follows:

(a)
The representations and warranties contained in Article III of the Loan Agreement and in each other Loan Document are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that the representations and warranties contained in Section 3.04 of the Loan Agreement shall be deemed to refer to the most recent consolidated balance sheet and the related consolidated statements of income and cash flows furnished pursuant to subsections (a) and (b), respectively, of Section 5.01 of the Loan Agreement, and (ii) no Default exists.

(b)
Since October 3, 2015, there has been no change in the operations, business, properties, assets or financial condition of the Borrower and its Subsidiaries as shown on or reflected in such consolidated balance sheet or the consolidated statements of income and cash flows for the fiscal year then ended, other than changes that could not reasonably be expected to have a materially adverse effect on the business, assets or financial condition of the Borrower and its Subsidiaries taken as a whole.

(c)	This Amendment has been duly authorized, executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, except as may be

Ex. 10.1

limited by general principles of equity or by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally.

4.
Entire Agreement. This Amendment constitutes a Loan Document and, together with all other Loan Documents (collectively, the “Relevant Documents”), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter. No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to any other party in relation to the subject matter hereof or thereof. None of the terms or conditions of this Amendment may be changed, modified, waived or canceled orally or otherwise, except in writing and in accordance with Section 9.02 of the Loan Agreement.

5.
Full Force and Effect of Agreement. Except as hereby specifically amended, modified or supplemented, the Loan Agreement and all other Loan Documents are hereby confirmed and ratified in all respects and shall be and remain in full force and effect according to their respective terms.

6.
Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, facsimile or other electronic imaging means (e.g., “pdf” or “tif”) will be effective as delivery of a manually executed counterpart of this Amendment.

7.
Governing Law. This Amendment shall in all respects be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed and to be performed entirely within such State and shall be further subject to the provisions of Sections 9.09 and 9.10 of the Loan Agreement.

8.
Enforceability. Should any one or more of the provisions of this Amendment be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

9.	References. All references in any of the Loan Documents to the “Agreement” or “Loan Agreement” shall mean the Loan Agreement, as amended hereby.

10.
Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the Borrower and the Lender, and their respective successors, legal representatives, and assignees to the extent such assignees are permitted assignees as provided in Section 9.04 of the Loan Agreement.

Ex. 10.1

11.
FATCA. Solely for purposes of determining withholding Taxes imposed under FATCA, from and after the Amendment Effective Date, the Borrower and the Lender shall treat the Loan Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

12.
No Waiver. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lender under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

[Signature pages follow.]

Ex. 10.1

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to Loan Agreement to be made, executed and delivered by their duly authorized officers as of the day and year first above written.

TYSON FOODS, INC.

By:/s/ Shawn C. Munsell
Name:    Shawn C. Munsell
Title: Vice President and Treasurer

Tyson Foods, Inc.
Amendment No. 1
Signature Page

Ex. 10.1

BANK OF AMERICA, N.A., as Lender

By:/s/ Aron Frey
Name:    Aron Frey
Title:    Vice President

Tyson Foods, Inc.
Amendment No. 1
Signature Page